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                                                                   EXHIBIT 10.39


                                                                 FORM OF
STATE OF NORTH CAROLINA                                   EXECUTIVE SEVERANCE
COUNTY OF MECKLENBURG                                           AGREEMENT


         THIS EXECUTIVE SEVERANCE AGREEMENT (this "Agreement") is made this the ______ day of December, 1997, by and between GS Industries, Inc., a Delaware corporation (the "Company"), and __________________ ("Executive").

         WHEREAS, the Company and its Board of Directors have determined that its best interests and those of its shareholders will be served by reinforcing and encouraging the continued dedication of key executives to their assigned duties without distractions arising from a potential change in control of the Company; and

         WHEREAS, this Agreement is intended to remove such distraction and to reinforce the continued attention and dedication of senior management to their assigned duties.

         NOW, THEREFORE, as provided herein, the parties hereby agree as follows:


                          I. ELIGIBILITY FOR BENEFITS

         Section 1.1. Qualifying Termination. The Company shall not be required to provide any benefits to the Executive pursuant to this Agreement unless a Qualifying Termination occurs before this Agreement expires in accordance with
Section 5.2 hereof. For purposes of this Agreement, a Qualifying Termination shall occur only if

         (a)      a Change in Control occurs after January 1, 1998, and

         (b)      within two years after the Change in Control,

                  (i) the Company terminates the Executive's employment other than for Cause; or

                  (ii) the Executive terminates his employment with the Company for Good Reason;

provided, that a Qualifying Termination shall not occur if the Executive's employment with the Company terminates by reason of the Executive's Disability, death, or voluntary retirement.

         Section 1.2. Change in Control. A Change in Control shall be deemed to occur when and only when any individuals, firms, corporations or other entities other than a Major Stockholder on the date of this Agreement, acting in concert ("Person"), together with all Affiliates and Associates of such Person, acquire (including by purchase, exchange, merger or other business combination, or any combination of the foregoing) beneficial ownership of securities of the Company representing 50 percent or more of the combined voting power of the



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Company's then outstanding voting securities; provided, that no Change of
Control will be deemed to have occurred if such acquisition is in connection with a sale by the Company or an Affiliate of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended.

For purposes of this Section 1.2, the terms "Affiliates" and "Associates" shall have the meanings set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 (the Exchange Act"); the terms "beneficial ownership" and "beneficially owned" shall have the meaning set forth in section 13(d) of the Exchange Act, as amended, and in Rule 13d-3 promulgated thereunder, the term "Major Stockholder" shall mean the current stockholders of the Company that are listed on Schedule 1 hereto.

         Section 1.3. Termination for Cause. The Company shall have Cause to terminate the Executive's employment with the Company for purposes of Section
l.1 hereof only if the Executive (a) engages in unlawful acts intended to result in the substantial personal enrichment of the Executive at the Company's expense, (b) is convicted of a crime involving moral turpitude, or (c) after specific written notice from the Board of Directors or Chief Executive Officer of the Company setting forth the particular duty or obligation required of the Executive, and after a reasonable time to cure, the Executive's continued, material failure to perform a duty or obligation reasonably required of the Executive; provided, that such duty or obligation does not represent a material diminution of Executive's responsibilities as they existed prior to the Change of Control.

         Section 1.4. Termination for Good Reason. The Executive shall have a Good Reason for terminating employment with the Company only if one or more of the following occurs in anticipation of, or after, a Change in Control:

         (a) a change in the Executive's position or responsibilities with the Company that represents a material diminution from, and is not substantially equivalent to, the Executive's position or responsibilities in effect immediately before the Change in Control;

         (b) transfer of the Executive to a location in excess of twenty-five miles from Charlotte, North Carolina, without fully compensating the Executive for all expenses related to relocating the Executive and his family to the new location;

         (c) layoff or involuntary termination of the Executive's employment, except in connection with the termination of the Executive's employment for Cause or as a result of the Executive's Disability, death or voluntary retirement;

         (d) a material reduction by the Company in the Executive's base salary as in effect at the time of the Change in Control;



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         (e)      the failure by the Company to continue in effect any Plan in which the Executive is participating at the time of the Change in Control (or plans or arrangements providing the Executive with substantially equivalent benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control;

         (f) any action or inaction by the Company that would adversely affect the Executive's continued participation in any Plan on at least as favorable a basis as was the case at the time of the Change in Control, or that would materially reduce the Executive's benefits in the future under the Plan or deprive him of any material benefits that he enjoyed at the time of the Change in Control, except to the extent that such action or inaction by the Company is required by the terms of the Plan as in effect immediately before the Change in Control, or is necessary to comply with applicable law or to preserve the qualification of the Plan under the Internal Revenue Code;

         (g) the Company's failure to obtain the express assumption of this Agreement by any successor to the Company as provided by
                  Section 5.4 hereof; or

         (h) any material violation by the Company of any agreement (including this Agreement) between it and the Executive.


Notwithstanding the foregoing, no action by the Company shall give rise to a Good Reason if it results from the Executive's termination for Cause, death or voluntary retirement, and no action by the Company specified in paragraphs (a) through (i) above shall give rise to a Good Reason if it results from the Executive's Disability. A Good Reason shall not be deemed to be waived solely by reason of the Executive's continued employment as long as the termination of the Executive's employment occurs within the time prescribed by Section 1.1(b) hereof. For purposes of this Section 1.4, "Plan" means any compensation plan, such as an incentive or stock option plan or incentive bonus plan, or any employee benefit plan, such as a thrift, pension, profit-sharing, stock bonus, long-term performance award, medical, disability, accident, or life insurance plan, or any other plan, program or policy of the Company that is intended to benefit employees.

         Section 1.5 Disability. For purposes of this Agreement, "Disability" shall mean illness or injury that prevents the Executive from performing the essential functions of his duties (as they existed immediately before the illness or injury) on a full-time basis, with or without reasonable accommodations, for six consecutive months.

         Section 1.6. Notice. If a Change in Control occurs, the Company shall notify the Executive of the occurrence of the Change in Control within two weeks after the Change in Control.



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                  II. BENEFITS AFTER A QUALIFYING TERMINATION

         Section 2.1 Basic Severance Payment. If the Executive incurs a Qualifying Termination following a Change in Control that occurs on or before termination of this Agreement as provided in Section 5.2 hereof, the Company shall pay within 30 days after the date of the Qualifying Termination to the Executive a single lump sum cash amount equal to (i) two (2) times the greater of his annual base salary in effect immediately preceding termination or immediately preceding the Change of Control and (ii) an amount equivalent to an incentive bonus for the two years following termination which assumes the Company achieves the results outlined in its Annual Business Plan and based on either the terms of the incentive plan immediately preceding the Change of Control or immediately preceding termination, whichever gives the greater result.

         Section 2.2 Benefits and Perquisites. If the Executive incurs a Qualifying Termination following a Change in Control that occurs on or before termination of this Agreement as provided in Section 5.2 hereof, the Company shall provide the Executive, at the Company's expense, for a two year period beginning on the date of the Qualifying Termination, all benefits and perquisites that the Executive received immediately preceding the termination or Change in Control, whichever is higher, including, but not limited to the same (or equivalent if such insured plans do not allow participation by former employees) medical, accident, disability, life and any other insurance coverage as was provided to him by the Company immediately before the Change in Control (or, if greater, as in effect immediately before the Qualifying Termination occurs), except that continued benefit accrual or participation under any Company Qualified Benefit Plans, intended to qualify under Internal Revenue Code Sections 401 and 501, shall not continue post-termination, to the extent that such accrual or participation is not permitted under the terms of those Qualified Benefit Plans.

         Section 2.3. Nonduplication. Nothing in this Agreement shall require the Company to make any payment or to provide any benefit or service credit that the Company is otherwise required to provide under any other contract, agreement, policy, plan, or arrangement.





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                        III. EFFECT ON SEVERANCE POLICY

         Section 3.1. Effect on Severance Policy. If the Executive becomes entitled to receive benefits hereunder, the Executive shall not be entitled to any benefits under any other Company severance policy.


                                IV. TAX MATTERS

         Section 4.1. Withholding. The Company may withhold from any amount payable to the Executive hereunder all federal, state or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

         Section 4.2. Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive that is considered paid or payable or distributed or distributable in connection with a Change in Control (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being collectively the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes on the Gross-up Payment (including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments (as determined without regard to the Gross-Up Payment). All determinations required to be made under this
Section 4.2, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized independent accounting firm selected by the Company (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within 30 business days following the date of the Qualifying Termination, if applicable, or such earlier time as the Company may request. All fees and expenses of the Accounting Firm shall be borne by the Company. The Gross-Up Payment, if any, as determined pursuant to this Section 4.2, shall be paid to the Executive within ten days following receipt by the Company of the Accounting Firm's determination. The Accounting Firm shall either make the determination that a Payment is subject to the Excise Tax or it shall furnish the Executive with an opinion that failure to report the Excise Tax on the Executive's applicable Federal income tax return would not result in the imposition of a negligence or similar penalty, and, in the latter case (subject to the last sentence of this paragraph), no Gross-Up Payment shall be required. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment") or that Gross-Up Payments which have been made by the Company should not have been made (an "Overpayment"), consistent with the calculations required to be made


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hereunder. The Accounting firm shall determine the amount of any Underpayment or
Overpayment that has occurred and (i) an amount equal to any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive and
(ii) any amount refunded to the Executive as a result of such Overpayment shall be promptly paid by the Executive to the Company in an amount which will result in the Executive being made whole on an after-tax basis.


                             V. GENERAL PROVISIONS

         Section 5.1. Nature of Payments. All payments to the Executive under this Agreement shall be considered either payments in consideration of his continued service to the Company or severance payments in consideration of his past services thereto.

         Section 5.2. Term of Agreement. This Agreement shall become effective on the Commencement Date of the Employment Agreement between the Company and Executive of even date herewith and shall continue in effect until the earliest of (a) October 1, 2000, if no Change in Control has occurred before that date; provided, however, that commencing on October 2, 2000 and each October 2 thereafter, the term of this Agreement shall automatically be extended for an additional year unless, not later than June 30 of the same year, the Company shall have given notice that it does not wish to extend this Agreement; (b) the termination of the Executive's employment with the Company for any reason prior to a Change in Control; (c) the Company's termination of the Executive's employment for Cause, or the Executive's resignation for other than Good Reason, following a Change in Control and the Company's and the Executive's fulfillment of all of their obligations hereunder; and (d) the expiration following a Change in Control of two years and the fulfillment by the Company and the Executive of all of their obligations hereunder. Furthermore, nothing in this Article V shall cause this Agreement to terminate before both the Company and the Executive have fulfilled all of their obligations hereunder.

         Section 5.3. Governing Law. Except as otherwise expressly provided herein, this Agreement and the rights and obligations hereunder shall be construed and enforced in accordance with the laws of the State of North Carolina.

         Section 5.4. Successor to the Company. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the Company and any successor thereto, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by merger, consolidation, sale or otherwise, but shall not otherwise be assignable by the Company. As used in this Agreement, "Company" shall mean the Company as heretofore defined and any successor to all or substantially all of its business or assets that executes and delivers the agreement provided for in this Section 5.4 or that becomes bound by this Agreement either pursuant to this Agreement or by operation of law.



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         Section 5.5. Successor to the Executive. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the Executive and his personal and legal representatives, executors, administrators, heirs, distributees, legatees and, subject to the Section 5.7 hereof, his designees ("Successors"). If the Executive should die while amounts are or may be payable to him under this Agreement, references hereunder to the "Executive" shall, where appropriate, be deemed to refer to his Successors; provided that nothing in this Section 5.5 shall supersede the terms of any plan or arrangement (other than this Agreement) that is affected by this Agreement.

         Section 5.6. Nonalienability. No right of or amount payable to the Executive under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance, charge, execution, attachment, levy or similar process or to setoff against any obligations or to assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall be void. However, this Section 5.6 shall not prohibit the Executive from designating one or more persons, on a form satisfactory to the Company, to receive amounts payable to him under this Agreement in the event that he should die before receiving them.

         Section 5.7. Notices. All notices provided for in this Agreement shall be in writing. Notices to the Company shall be deemed given when personally delivered or sent by certified or registered mail or overnight delivery service to GS Industries, Inc., 1901 Roxborough Road, Suite 200, Charlotte, North Carolina 28211, Attention: Chief Executive Officer. Notices to the Executive shall be deemed given when personally delivered or sent by certified or registered mail or overnight delivery service to the last address for the Executive shown on the records of the Company. Either the Company or the Executive may, by notice to the other, designate an address other than the foregoing for the receipt of subsequent notices.

         Section 5.8. Amendment. No amendment to this Agreement shall be effective unless in writing and signed by both the Company and the Executive.

         Section 5.9. Waivers. No waiver of any provision of this Agreement shall be valid unless approved in writing by the party giving such waiver. No waiver of a breach under any provision of this Agreement shall be deemed to be a waiver of such provision or any other provision of this Agreement or any subsequent breach. No failure on the part of either the Company or the Executive to exercise, and no delay in exercising, any right or remedy conferred by law or this Agreement shall operate as waiver of such right or remedy, and no exercise or waiver, in whole or in part, or any right or remedy conferred by law or herein shall operate as a waiver of any other right or remedy.

         Section 5.10. Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.



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         Section 5.11. Captions. The captions to the respective articles and sections of this Agreement are intended for convenience of reference only and have no substantive significance.

         Section 5.12. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           GS INDUSTRIES, INC.


                                           By
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